UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2026

CENTRAL PLAINS BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-41844	93-2239246
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

221 South Locust Street, Grand Island, Nebraska	68801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (308) 382-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CPBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of

Certain Officers

On September 22, 2026, the Board of Directors of Home Federal Savings and Loan Association of Grand Island, the wholly-owned subsidiary of Central Plains Bancshares, Inc., extended the terms of the Employment Agreement with Dannel R. Garness, President and Chief Executive Officer, and the Change in Control Agreements with Bradley M. Kool, Executive Vice President and Chief Financial Officer, and Kurt A. Haecker, Executive Vice President and Chief Lending Officer, such that the terms of the Employment Agreement and Change in Control Agreements expire on October 24, 2029. There were no other changes to the Employment Agreement or the Change in Control Agreements.

Item 9.01
Financial Statements and Exhibits

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTRAL PLAINS BANCSHARES, INC.

DATE: September 23, 2026	By:	/s/ Dannel Garness
Dannel Garness President and Chief Executive Officer